Exhibit 99.1

Target Hospitality Announces Details of $3.3 Billion Contract Award for Pecos Humanitarian Community
THE WOODLANDS, Texas, December 13, 2023 (PRNewswire) - Target Hospitality Corp. ("Target Hospitality," "Target" or the "Company") (Nasdaq: TH), one of North America's largest providers of vertically integrated modular accommodations and value-added hospitality services, today announced certain contract terms associated with the November 6, 2023 humanitarian contract award for the Influx Care Facility (“ICF”) located at Target’s Pecos Children’s Center (“PCC”) community (“ICF Contract”).
The $75 billion Indefinite Delivery, Indefinite Quantity (“IDIQ”) contract adheres to the customary funding process noted in contracts of a similar nature and has a five-year period of performance with the ability to extend for an additional five years. The ICF Contract, funded through the IDIQ, has a standard one-year base period of performance, with four one-year option periods, and allows for up to $3.3 billion of potential funding through 2028, with the opportunity of additional funding access through 2033, if the IDIQ 5-year option is exercised.  Starting in 2021, PCC remains one of the only active ICF sites in the U.S. and the IDIQ award establishes the foundation for 13 years of continuous humanitarian solutions at PCC.
In conjunction with the ICF Contract, Target and its non-profit partner have entered into a new PCC contract (“New PCC Contract”) which continues to leverage the unique strengths of both organizations.  Under the New PCC Contract, PCC will maintain similar facility size and operational scope compared to the previous contract, commenced in May 2022.  In addition, the New PCC Contract will operate similarly to the previous contract, which centered around annual minimum lease revenue commitments with additional occupancy-based variable revenue based on active community census.  Annual funding commitments are expected to be completed through normal course annual governmental appropriations as provided within the IDIQ.
The New PCC Contract has an effective date of November 16, 2023, and is expected to provide for approximately $178 million of minimum annual lease revenue commitments with expected 5-year cumulative minimum lease revenue commitments of approximately $892 million through 2028, assuming the U.S. government exercises all option periods.
Inclusive of all potential occupancy-based variable revenue, total potential value of the New PCC Contract could exceed $1.7 billion of cumulative revenue through 2028, assuming the U.S. government exercises all option periods.
“We are pleased with the outcome of our contract under the multi-year IDIQ award for our highly customized PCC community. This contract validates the critical nature of our PCC community, while illustrating the benefits of our focused strategic diversification efforts over the past several years.  Target has served as a trusted provider of critical humanitarian solutions to the U.S government for nearly a decade and we are excited to continue pursuing an expanding pipeline of growth opportunities focused on broadening our portfolio of long-term contract commitments supporting the U.S. government and our partners,” stated Brad Archer, President and Chief Executive Officer.
As a result of the effective date of the New PCC Contract, the Company is providing an updated full year 2023 financial outlook, excluding acquisitions of:
•	Total revenue between $550 and $560 million
•	Adjusted EBITDA(1) between $330 and $340 million
•	Total capital spending between $30 and $35 million, excluding acquisitions
•	Approaching zero net debt by year end 2023
The 2023 financial outlook includes non-cash infrastructure revenue amortization of approximately $117 million associated with the PCC community enhancements and will not recur with the New PCC Contract.
Since 2021, Target’s PCC community has served as a cornerstone to the U.S. government’s domestic humanitarian aid mission.  The ICF Contract and subsequent New PCC Contract, highlight the importance of this critical ICF site and provide the basis for Target’s preliminary 2024 financial outlook of:
•	Total revenue between $410 and $425 million
•	Adjusted EBITDA(1) between $195 and $210 million

About Target Hospitality
Target Hospitality is one of North America’s largest providers of vertically integrated modular accommodations and value-added hospitality services in the United States. Target builds, owns and operates a customized and growing network of communities for a range of end users through a full suite of value-added solutions including premium food service management, concierge, laundry, logistics, security and recreational facilities services.
Cautionary Statement Regarding Forward Looking Statements
Certain statements made in this press release are "forward looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words "estimates," "projected," "expects," "anticipates," "forecasts," "plans," "intends," "believes," "seeks," "may," "will," “could,” "should," "future," "propose" and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside our control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include: operational, economic, including inflation, political and regulatory risks; federal government’s determination to exercise option periods associated with the ICF Contract; our ability to effectively compete in the specialty rental accommodations and hospitality services industry; effective management of our communities; natural disasters and other business distributions including outbreaks of epidemic or pandemic disease; changes in demand within a number of key industry end-markets and geographic regions; failure to retain key personnel; increases in raw material and labor costs; our future operating results fluctuating, failing to match performance or to meet expectations; our exposure to various possible claims and the potential inadequacy of our insurance; our obligations under various laws and regulations; the effect of litigation, judgments, orders, regulatory or customer bankruptcy proceedings on our business; our ability to successfully acquire and integrate new operations; global or local economic and political movements, including any changes in policy under the Biden administration; federal government budgeting and appropriations.  We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
(1)	Non-GAAP Financial Measures
This press release contains the forward-looking non-GAAP financial measure Adjusted EBITDA. Reconciliations of this forward-looking measure to its most directly comparable GAAP financial measures is unavailable to Target Hospitality without unreasonable effort. We cannot provide a reconciliation of forward-looking Adjusted EBITDA to GAAP financial measures because certain items required for such reconciliation are outside of our control and/or cannot be reasonably predicted, such as the provision for income taxes. Preparation of such reconciliation would require a forward-looking balance sheet, statement of income and statement of cash flow, prepared in accordance with GAAP, and such forward-looking financial statements are unavailable to us without unreasonable effort. Although we provide a range of Adjusted EBITDA that we believe will be achieved, we cannot accurately predict all the components of the Adjusted EBITDA calculation. Target Hospitality provides an Adjusted EBITDA outlook because we believe that this measure, when viewed with our results under GAAP, provide useful information for the reasons noted below.

Definitions:
Target Hospitality defines EBITDA as net income (loss) before interest expense and loss on extinguishment of debt, income tax expense (benefit), depreciation of specialty rental assets, and other depreciation and amortization. Adjusted EBITDA reflects the following further adjustments to EBITDA to exclude certain non-cash items and the effect of what management considers transactions or events not related to its core business operations:
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Other (income) expense, net: Other (income) expense, net includes miscellaneous cash receipts, gains and losses on disposals of property, plant, and equipment, COVID-19 related expenses, and other immaterial expenses and non-cash items.

•	Transaction expenses: Target Hospitality incurred certain advisory fees associated with certain transactions during the periods presented.
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Stock-based compensation: Charges associated with stock-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense in our business and an important part of our compensation strategy.

•	Change in fair value of warrant liabilities: Non-cash change in estimated fair value of warrant liabilities.
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Other adjustments: System implementation costs, including primarily non-cash amortization of capitalized system implementation costs, business development, accounting standard implementation costs and certain severance costs.

Utility and Purposes:
EBITDA reflects net income (loss) excluding the impact of interest expense and loss on extinguishment of debt, provision for income taxes, depreciation, and amortization. We believe that EBITDA is a meaningful indicator of operating performance because we use it to measure our ability to service debt, fund capital expenditures, and expand our business. We also use EBITDA, as do analysts, lenders, investors, and others, to evaluate companies because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels, and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provision for income taxes can vary considerably among companies. EBITDA also excludes depreciation and amortization expense because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. These differences can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies.
Target Hospitality also believes that Adjusted EBITDA is a meaningful indicator of operating performance. Our Adjusted EBITDA reflects adjustments to exclude the effects of additional items, including certain items, that are not reflective of the ongoing operating results of Target Hospitality.  In addition, to derive Adjusted EBITDA, we exclude gains or losses on the sale and disposal of depreciable assets and impairment losses because including them in EBITDA is inconsistent with reporting the ongoing performance of our remaining assets. Additionally, the gain or loss on sale and disposal of depreciable assets and impairment losses represents either accelerated depreciation or excess depreciation in previous periods, and depreciation is excluded from EBITDA.

EBITDA and Adjusted EBITDA are not measurements of Target Hospitality’s financial performance under GAAP and should not be considered as alternatives to gross profit, net income, or other performance measures derived in accordance with GAAP, or as alternatives to cash flow from operating activities as measures of Target Hospitality’s liquidity.  EBITDA and Adjusted EBITDA should not be considered as discretionary cash available to Target Hospitality to reinvest in the growth of our business or as measures of cash that is available to it to meet our obligations. In addition, these non-GAAP measures may not be comparable to similarly titled measures of other companies. Target Hospitality’s management believe that EBITDA and Adjusted EBITDA provides useful information to investors about Target Hospitality and its financial condition and results of operations for the following reasons: (i) they are among the measures used by Target Hospitality’s management team to evaluate its operating performance; (ii) they are among the measures used by Target Hospitality’s management team to make day-to-day operating decisions, (iii) they are frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results across companies in Target Hospitality’s industry.
Investor Contact
Mark Schuck
(832) 702 – 8009
ir@targethospitality.com